UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 -- Termination of a Material Definitive Agreement.

Effective April 5, 2013, the Voting Agreement (the “Voting Agreement”) dated as of November 19, 2009 among us and certain holders of shares of our Series B Convertible Preferred Stock (namely, The Quercus Trust; Focus Fund L.P.; Empire Capital Partners, LP; Empire Capital Partners, Ltd; Empire Capital Partners Enhanced Master Fund, Ltd; Scott A. Fine and Peter J. Richards (both of whom are affiliates of Empire Capital Partners); and Robert S. Trump) (the “Series B Investors”) was terminated. The Voting Agreement, which had been entered into by the Series B Investors in connection with their initial purchase of shares of our Series B Convertible Preferred Stock, was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on November 24, 2009. Pursuant to the Voting Agreement, the Series B Investors had been obligated to vote all of their shares of our Series B Convertible Preferred Stock (which, as a class, was at the time entitled to elect four members of our Board of Directors) for the election to our Board of Directors of three persons designated by The Quercus Trust and one person designated by Robert S. Trump.

Item 3.02 — Unregistered Sales of Equity Securities.

Issuance of Series C Convertible Preferred Stock in Satisfaction of Bridge Loans

On April 5, 2013, following filing of the Certificate of Amendment reported in Item 5.03 below, we issued and sold to the Investors identified below, in satisfaction of our obligation to repay an aggregate of $4,950,000.00 principal amount of, and an aggregate of $314,177.40 of accrued interest on, bridge loans from such Investors in the amounts set forth opposite their names below, an aggregate of 6,926,553 shares of our Series C Convertible Preferred Stock (the “Shares”) and Warrants for the purchase of the an aggregate of 69,265,530 shares of our Common Stock, as set forth opposite the names of such Investors:

Investor	Loan Amount (Principal and Interest)	Number of Shares	Number of Warrant Shares
Robert S. Trump	$2,418,195.20	3,181,837	31,818,370
Empire Capital Partners, L.P.	$812,489.90	1,069,066	10,690,660
Empire Capital Partners, Ltd	$665,886.99	876,168	8,761,680
Empire Capital Partners Enhanced Master Fund, Ltd	$647,780.65	852,344	8,523,440
Focus Fund L.P.	$462,920.55	609,106	6,091,060
The Quercus Trust	$256,904.11	338,032	3,380,320

The effective issuance price of the Shares was $0.76 per share (or $0.076 per Common Share-equivalent), a premium of $0.0356 or 88.12% over the closing price for our Common Stock in the over-the-counter market on April 4, 2013 (the trading day immediately prior to the date on which the Shares were issued).

The Warrants entitle the holders thereof to purchase, at any time on or before April 5, 2018 , shares of our Common Stock at a purchase price of $0.114 per share (subject to adjustment for certain extraordinary corporate events as set forth in the Warrants, the “Exercise Price”). The Exercise Price represents a premium of $0.0736 or 182.18% over the closing price for our Common Stock in the over-the-counter market on April 4, 2013 (the trading day immediately prior to the date on which the Warrants were issued).

The Warrants contains other conventional terms, including provisions for adjustment in the Exercise Price and/or the securities issuable upon exercise in the event of certain specified extraordinary corporate events, such as stock splits, combinations, and stock dividends.

The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the foregoing description of the Warrants is qualified in its entirety by reference to such Exhibit.

When the Investors made the bridge loans, each of them represented that he or it was an “accredited investor” (as such term is defined in Rule 501 of Regulation D) and that he or it was acquiring his or its bridge note and, upon satisfaction of the conditions precedent for the conversion of the bridge loans into equity, would acquire his or its Shares and Warrant and the shares of Common Stock issuable upon exercise of his or its Warrant for investment for his or its own account and not with a plan or present intention to distribute such shares.

The Shares and Warrants were issued to the Investors in transactions not involving a public offering and without registration under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of such Act. We are using the proceeds from the sale of the Shares and Warrants for general working capital purposes.

Exchange of Series B Shares for Series C Shares

As additional consideration to the Investors for their participation in the bridge loans and their acceptance of the Shares and Warrants in satisfaction of our repayment obligations thereunder, on April 5, 2013, for each $100 of principal and interest converted into Shares and Warrants, each Investor exchanged 41.67 shares of our Series B Convertible Preferred Stock held by him or it (the number of shares of Series B Convertible Preferred Stock having a basis of $100) for 131.58 additional shares of Series C Convertible Preferred Stock (the number of shares of Series C Convertible Preferred Stock that would be purchased for $100 at a purchase price of $0.76 per share). Accordingly, on April 5, 2013, we issued to the Investors an aggregate of 6,926,553 additional shares of Series C Convertible Preferred Stock in exchange for an aggregate of 2,193,414 previously-outstanding shares of Series B Convertible Preferred Stock, as set forth opposite the Investors’ names below:

Investor	Series C Shares Issued	Series B Shares Exchanged
Robert S. Trump	3,181,837	1,007,583
Empire Capital Partners, L.P.	1,069,066	338,539
Empire Capital Partners, Ltd	876,168	277,454
Empire Capital Partners Enhanced Master Fund, Ltd	852,344	269,910
Focus Fund L.P.	609,106	192,884
The Quercus Trust	338,032	107,044

The additional shares of Series C Convertible Preferred Stock were issued to the Investors without Warrant coverage. The shares of Series B Convertible Preferred Stock surrendered to us by the Investors in exchange for the newly-issued shares of Series C Convertible Preferred Stock have been cancelled and are no longer outstanding.

Anti-Dilutive Issuance to PIPE Investors

Because the effective issuance price of the Shares was less than $0.10 per Common Share-equivalent, we were obligated pursuant to the several Securities Purchase Agreements with the individuals and entities (the “PIPE Investors”) who purchased shares of our Common Stock and Common Stock Purchase Warrants at closings on July 11, 2012, August 9, 2012 and October 9, 2012 (as reported in our Current Reports on Form 8-K, filed on July 17, 2012 and August 15, 2012, and in Part II, Item 2 of our Quarterly Report on Form 10-Q for the Quarter ended September 30, 2012, filed on November 14, 2012), (the “PIPE”), to issue to the PIPE Investors, for no additional consideration, a sufficient number of additional shares of our Common Stock so that the effective price per share of Common Stock paid by the PIPE Investors equals the effective issuance price of the Shares ($0.076). Accordingly, on April 5, 2013, we issued to the PIPE Investors, as additional consideration for the purchase price paid by the PIPE Investors in the PIPE, an aggregate of 9,274,364 shares of our Common Stock.

Exchange of Series B Shares for Series B-1 Shares

In 2011, as an inducement to holders of Common Stock Purchase Warrants to exercise such warrants or to surrender such warrants in exchange for shares of our Common Stock, we agreed with such holders, subject to shareholder approval of an amendment to our Certificate of Incorporation, to allow such holders to exchange their shares of Series B Convertible Preferred Stock for an equal number of shares of Series B-1 Convertible Preferred Stock and thereby to obtain priority in liquidation over the holders of Series B Convertible Preferred Stock who elected not to exercise or surrender their warrants. All of the warrant holders to whom we extended this offer are accredited investors who had acquired their warrants in private placements in connection with their purchase of shares of Series B Convertible Preferred Stock and through their exercise and surrender of warrants we raised an aggregate of $7,676,900 in cash to fund operations. On April 5, 2013, we issued an aggregate of 6,031,577 shares of our Common Stock as consideration for the surrender of warrants for the purchase of an aggregate of 39,205,234 shares.

As reported in Item 5.03 below, the requisite amendment to our Certificate of Incorporation was approved by our shareholders on March 20, 2013 and the Certificate of Amendment effecting such amendment was filed with the Secretary of State of the State of Delaware on April 5, 2013. Accordingly, on April 5, 2013, to satisfy our commitment to exchange shares of Series B-1 Convertible Preferred Stock for shares of Series B Convertible Preferred Stock, we issued an aggregate of 8,839,500 shares of Series B-1 Convertible Preferred Stock, following which issuance, 551,725 shares of Series B Convertible Preferred Stock will remain issued and outstanding.

Item 5.03 -- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2013, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation. The Certificate of Amendment, which was approved by our shareholders at the Special Meeting in lieu of the 2012 Annual Meeting on March 20, 2013, effects three changes to our Certificate of Incorporation:

•   First, the amendment increases the number of authorized shares of Common Stock to 800,000,000 and increases the number of authorized shares of Preferred Stock to 50,000,000. The additional authorized shares of Common Stock are a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock now issued and outstanding. The additional authorized shares of Preferred Stock are undesignated, to be issued, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by our Board of Directors.

•   Second, the amendment reduces the number of shares designated as “Series B Convertible Preferred Stock” from 12,000,000 to 1,000,000 and re-designates the remaining 11,000,000 shares heretofore designated as “Series B Convertible Preferred Stock” as “Series B-1 Convertible Preferred Stock”, with the shares in each sub-series having identical voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions except that the shares of Series B-1 Convertible Preferred Stock shall have priority in liquidation. In addition to bifurcating Series B Convertible Preferred Stock into two sub-series, the amendment reduces from $0.24 to $0.10 the price per share at which the issuance or deemed issuance of shares of Common Stock would trigger anti-dilution adjustment to the conversion price of the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock.

•   Third, the amendment designates 15,000,000 shares of the previously authorized but undesignated shares of Preferred Stock as “Series C Convertible Preferred Stock”, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions set forth in the Description of the Series C Convertible Preferred Stock attached to the Certificate of Amendment and summarized below.

Bifurcation of Series B Convertible Preferred Stock

The amendment to our Certificate of Incorporation splits the previously-authorized Series B Convertible Preferred Stock into two sub-series, designated “Series B Convertible Preferred Stock” and “Series B-1 Convertible Preferred Stock” respectively. Of the 12,000,000 authorized shares of Series B Convertible Preferred Stock, 11,000,000 shares have been re-designated as “Series B-1 Convertible Preferred Stock” and the balance of 1,000,000 shares will remain as Series B Convertible Preferred Stock.

Shares of Series B-1 Convertible Preferred Stock and shares of Series B Convertible Preferred Stock are identical in every respect, having the rights, privileges and relative preferences described above, except that, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our corporation, after satisfaction of the claims of creditors and payment or distribution of assets is made on any senior securities, the holders of the Series B-1 Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares ($2.40 per share) plus all declared and unpaid dividends with respect thereto prior to any distribution to the holders of shares of Series B Convertible Preferred Stock.

Our principal reason for proposing the bifurcation of the Series B Convertible Preferred Stock is that in 2011, as an inducement to holders of Common Stock Purchase Warrants to exercise such warrants or to surrender such warrants in exchange for shares of our Common Stock, we agreed with such holders, subject to shareholder approval of the proposed amendment to our Certificate of Incorporation, to allow such holders to exchange their shares of Series B Convertible Preferred Stock for an equal number of shares of Series B-1 Convertible Preferred Stock and thereby to obtain priority in liquidation over the holders of Series B Convertible Preferred Stock who elected not to exercise or surrender their warrants. All of the warrant holders to whom we extended this offer are accredited investors who had acquired their warrants in private placements in connection with their purchase of shares of Series B Convertible Preferred Stock and through their exercise and surrender of warrants we raised an aggregate of $7,676,900 in cash to fund operations. As reported in Item 3.02 above, to satisfy our commitment to exchange shares of Series B-1 Convertible Preferred Stock for shares of Series B Convertible Preferred Stock, on April 5, 2013 we issued an aggregate of 8,839,500 shares of Series B-1 Convertible Preferred Stock in exchange for shares of Series B Convertible Preferred Stock, following which issuance, 551,725 shares of Series B Convertible Preferred Stock remain issued and outstanding.

Series C Convertible Preferred Stock

The amendment also establishes a new series of Preferred Stock designated as “Series C Convertible Preferred Stock”.

In liquidation, the Series C Convertible Preferred Stock will rank junior to the Series A Convertible Preferred Stock and senior to all other classes and series of capital stock, including the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock and the Common Stock. The holders of Series C Convertible Preferred Stock will be entitled to a liquidation preference of $1.52 per share, plus all accrued and unpaid dividends thereon.

The Series C Convertible Preferred Stock will be convertible into shares of Common Stock at an initial rate of 10-for-1, subject to conventional weighted-average anti-dilution adjustment in the event we issue or are deemed to issue shares of Common Stock at a price less than $0.076 per share. The Series C Convertible Preferred Stock will be redeemable, at a price equal to $0.76 per share, plus all accrued and unpaid dividends thereon, at the election of the holders of 66-⅔% of the then-outstanding shares, in three equal annual installments on or after December 31, 2017.

The holders of the Series C Convertible Preferred Stock will vote together with the holders of the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock, as a single class, to elect four of the seven members of our Board of Directors. On all other matters brought to the shareholders for a vote, except for matters affecting only the rights of the holders of the Series C Convertible Preferred Stock, or as otherwise required under the Delaware General Corporation Law, the holders of the Series C Convertible Preferred Stock will vote together with the holders of the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock, and the Common Stock, as a single class (with each share having the number of votes equal to the number of shares of Common Stock into which it is then convertible).

As reported in Item 3.02 above, to satisfy our obligation to repay an aggregate of $5,264,177.40 in principal and accrued interest on certain Bridge Loans, on April 5, 2013 we issued an aggregate of 6,926,553 shares of Series C Convertible Preferred Stock.

To raise cash to fund on-going operations, we may offer and sell additional shares of Series C Convertible Preferred Stock to a limited number of other accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933, although we have not entered into any agreements with any investors and do not know whether we will be successful in our efforts to offer and sell such additional shares.

The Certificate of Amendment setting forth the amendment to our Certificate of Incorporation reported in this Current Report on Form 8-K is filed as Exhibit 3(i) hereto. The foregoing description of the amendment to our Certificate of Incorporation is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

3(i)	Certificate of Amendment to the Certificate of Incorporation of ThermoEnergy Corporation, as filed with the Secretary of State of the State of Delaware on April 5, 2013

4.1	Form of Common Stock Purchase Warrant issued to Investors purchasing shares of Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Gregory M. Landegger
Name:	Gregory M. Landegger
Title:	Chief Operating Officer and Interim Chief Financial Officer